United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2022, Limoneira Company, a Delaware Corporation (the “Company”), in connection with the closing of the previously announced Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) with Ventura County Railway Company, LLC, a California limited liability company (“Ventura”), entered into the Standard Industrial/Commercial Single Tenant Lease with Ventura (the “Lease”). Pursuant to the Lease, the Company will lease from Ventura the industrial property located at 2001 Sunkist Circle, Oxnard, California (the “Property”) for a period of thirty-six (36) months. The Company sold the Property to Ventura pursuant to the terms of the Agreement on October 28, 2022.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On October 31, 2022, the Company issued a Press Release announcing the completion of the sale of the Property pursuant to the Agreement. The foregoing description of the Press Release is qualified entirely by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Standard Industrial/Commercial Single Tenant Lease, dated October 26, 2022

99.1	Press Release dated October 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2022	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary